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                                                                    EXHIBIT 8(a)

                                CUSTODY AGREEMENT

         THIS AGREEMENT is entered into as of August 16, 1993, between THE PARKSTONE ADVANTAGE FUND (the "Fund"), a business trust, having its principal office and place of business at 700 Harrison Street, Topeka, Kansas 66636, and THE BANK OF CALIFORNIA, NATIONAL ASSOCIATION (the "Bank"), a National Banking Association organized under the laws of the United States with its principal place of business at 400 California Street, San Francisco, California 94104.

         In consideration of the mutual promises set forth below, the Fund and the Bank agree as follows:

         1. DEFINITIONS. Whenever used in this Agreement or in any Schedules to this Agreement, the words and phrases set forth below shall have the following meanings, unless the context otherwise requires:

                  1.1 "AUTHORIZED PERSON" shall mean the President, and any Vice President, the Secretary, the Assistant Secretary, the Treasurer and any Assistant Treasurer of the Fund, or any other person, including persons employed by the investment manager of the Fund, whether or not any such person is an officer of the Fund, duly authorized by the Board of Trustees of the Fund to give Written Instructions on behalf of the Fund and listed in the certification annexed hereto as Appendix A or such other certification as may be received by the Bank from time to time.

                  1.2 "BOOK-ENTRY SYSTEM" shall mean the Federal
Reserve/Treasury book-entry system for United States and federal agency securities, its successor or successors and its nominee or nominees.

                  1.3 "DECLARATION OF TRUST" shall mean the Declaration of Trust of the Fund as now in effect and as the same may be amended from time to time.

                  1.4 "DEPOSITORY" shall mean The Depository Trust Company ("DTC"), a clearing agency registered with the Securities and Exchange Commission under Section 17(a) of the Securities Exchange Act of 1934, as amended, its successor or successors and its nominee or nominees, in which the Bank is hereby specifically authorized to make deposits. The term "Depository" shall further mean and include any other person to be named in Written Instructions authorized to act as a depository under the 1940 Act, its successor or successors and its nominee or nominees.

                  1.5 "MONEY MARKET SECURITY" shall mean any security generally referred to as a "money market" instrument, and be deemed to include, without limitation, debt obligations issued or guaranteed as to interest and principal by the Government of the United States or agencies or instrumentalities thereof, and repurchase and reverse repurchase agreements with respect to any of the foregoing types of securities, commercial paper, bank certificates of


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deposit, bankers' acceptances and short-term corporate obligations, where the purchase or sale of such securities normally requires settlement in federal funds on the same day as such purchase or sale.

                  1.6 "PROSPECTUS" shall mean the Fund's current prospectus and statement of additional information relating to the registration of the Fund's Shares under the Securities Act of 1933, as amended.

                  1.7 "SECURITY" or "SECURITIES" shall mean any security and other investment from time to time owned by any Portfolio, and shall be deemed to include, without limitation, bonds, debentures, notes, stocks, shares, evidences of indebtedness, and other securities and investments from time to time owned by each Portfolio of the Fund.

                  1.8 "SHARES" refers to the shares of beneficial interest of a Portfolio of the Fund.

                  1.9 "PORTFOLIO" shall mean Portfolios shown on Schedule A, attached hereto and made a part hereof by this reference, and any such other Portfolio as may from time to time be created and designated in accordance with the provisions of the Declaration of Trust.

                  1.10 "TRANSFER AGENT" shall mean the person which performs the transfer agent, dividend disbursing agent and shareholder servicing agent functions for the Fund.

                  1.11 "WRITTEN INSTRUCTIONS" shall mean a written or electronic communication actually received by the Bank from an Authorized Person or from a person reasonably believed by the Bank to be an Authorized Person by telex or any other such system whereby the receiver of such communication is able to verify through codes or otherwise with a reasonable degree of certainty the authenticity of the sender of such communication.

                  1.12 "ORAL INSTRUCTIONS" shall mean an oral or telephonic or similar communication actually received by the Bank from an Authorized Person or from a person reasonably believed by the Bank to be an Authorized Person by telephone or any other such system whereby the receiver of such communication is able to verify with a reasonable degree of certainty the authenticity of the sender of the communication. All Oral Instruction shall be confirmed by Written Instructions.

                  1.13 The "1940 ACT" shall mean the Investment Company Act of 1940, and the rules and regulations thereunder, all as amended from time to time.

         2.       APPOINTMENT OF CUSTODIAN

                  2.1 The Fund hereby constitutes and appoints the Bank as custodian of all the Securities and moneys owned by or in the possession of the Fund during the period of this Agreement.

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                  2.2 The Bank hereby accepts appointment as custodian for the
Fund and agrees to perform the duties thereof as hereinafter set forth. In addition to the specific duties set forth in this Agreement, the Bank will in general attend to all routine and mechanical matters in connection with the sale, exchange, substitution, purchase, transfer, deposit or other dealings with Securities or other property of the Fund except as may be otherwise provided in this Agreement or directed from time to time by the Board of Trustees of the Fund.

                  2.3 The Bank agrees to notify the Fund promptly should its aggregate capital, surplus, and undivided profits fall below prescribed minimums under the 1940 Act or, for any reason, should it becomes unqualified to act as Custodian under the 1940 Act or other law.

         3.       COMPENSATION

                  3.1 The Fund will compensate the Bank for its services rendered under this Agreement in accordance with the fees set forth in the Fee Schedule attached as Schedule B and made a part of this Agreement by this reference.

                  3.2 The parties to this Agreement will agree upon the compensation for acting as Custodian for any Portfolio hereafter established and designated, and at the time that the Bank commences serving as such for said Portfolio, such agreement shall be reflected in a revised Fee Schedule for the Fund, which shall be attached to Schedule B of this Agreement.

                  3.3 Any compensation agreed to hereunder may be adjusted from time to time by not less than 90 days advance written notice of such fee increase from the Bank to the Fund.

                  3.4 The Bank will bill the Fund as soon as practicable after the end of the month, and said billings will be detailed in accordance with the Fee Schedule. The Fund will promptly pay to the Bank the amount of such billing. In the event such bill is not promptly paid with respect to a Portfolio, the Bank may charge against any money specifically allocated to the Portfolio such compensation and any expenses incurred by the Bank in the performance of its duties pursuant to this Agreement. The Bank shall also be entitled to charge against any money held by it and specifically allocated to a Portfolio the amount of any loss, damage, liability or expense incurred with respect to such Portfolio, including counsel fees, for which it shall be entitled to reimbursement under the provisions of this Agreement.

                  There shall be no additional fees or expenses to the Fund incurred by the Bank's use of Sub-Custodians or foreign branches of the Bank in settling Portfolio Security transactions outside of San Francisco or New York city.

         4.       CUSTODY OF CASH AND SECURITIES

                  4.1 RECEIPT AND HOLDING OF ASSETS. The Fund will deliver or cause to be delivered to the Bank all Securities and moneys owned by it, including cash received from the issuance of its Shares, at any time during the period of this Agreement and shall specify the

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Portfolio to which the Securities and moneys are to be specifically allocated.
The Bank shall physically segregate and keep apart on its books, the assets of each Portfolio, including separate identification of Securities held in the Book-Entry System. The Bank will not be responsible for such Securities and moneys until actually received by it. The Fund shall instruct the Bank from time to time in its sole discretion, by means of Written Instructions or Oral Instruction as to the manner in which and in what amounts Securities and moneys of a Portfolio are to be deposited on behalf of such Portfolio in the Book-Entry System or the Depository and specifically allocated on the books of the Bank to such Portfolio. Securities and moneys of the Fund deposited in the Book-Entry System or the Depository will be represented in accounts which include only assets held by the Bank for customers, including but not limited to accounts in which the Bank acts in a fiduciary or representative capacity.

                  4.2 ACCOUNTS AND DISBURSEMENTS. The Bank shall establish and maintain a separate account for each Portfolio and shall credit to the separate account of each Portfolio all moneys received by it for the account of such Portfolio and shall disburse the same only:

                           4.2.1 In payment for Securities purchased for such
Portfolio, as provided in Section hereof;

                           4.2.2 In payment of dividends or distributions with
respect to the Shares of such Portfolio;

                           4.2.3 In payment of original issue or other taxes
with respect to the Shares of such Portfolio;

                           4.2.4 In payment for Shares which have been redeemed
by such Portfolio;

                           4.2.5 Pursuant to Written Instructions or Oral
Instructions confirmed by Written Instructions, setting forth the name of such Portfolio, the name and address of the person to whom the payment is to be made, the amount to be paid and the purpose for which payment is to be made; or

                           4.2.6 In payment of fees and in reimbursement of the
expenses and liabilities of the Bank attributable to such Portfolio.

                           4.2.7 The Bank shall upon receipt of Written
Instructions, or Oral Instructions confirmed by Written Instructions, establish and maintain a segregated account or accounts for and on behalf of each Portfolio of the Fund, into which account or accounts may be transferred cash and securities, (i) in accordance with the provisions of any agreement among the Fund, the Bank and a broker-dealer registered under the Securities and Exchange Act of 1934 (the "1934 Act") and a member of the NASD (or any futures commission merchant registered under the Commodities Exchange Act), relating to compliance with the rules of the Options Clearing Corporation and of any registered national securities exchange (or the Commodities Futures Trading Commission or any registered contract market), or of any similar

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organization or organizations, regarding escrow or other arrangements in connection with transactions by the Fund, (ii) for purposes of segregating cash or government securities in connection with options purchased, sold or written by the Fund or commodity futures contracts or options thereon purchased or sold by the Fund, (iii) for the purposes of compliance by the Fund with procedures required by Investment Company Act Release No. 10666, or any subsequent release or releases of the Securities and Exchange Commission relating to the maintenance of segregated accounts by registered investment companies and (iv) for other proper corporate purposes.

                  4.3 CONFIRMATIONS AND STATEMENTS. Promptly after the close of business each day, the Bank shall make available to the Fund information with respect to all transfers to and from the account of each Portfolio during that day. The Bank need not send written confirmation or a summary of all such transfers to or from the account of each Portfolio. Provided, however that upon the written request of the Fund, the Bank shall provide within 5 business days of such written request a copy of any confirmations which include transactions of the Fund. Where securities purchased by a Fund are in a fungible bulk of Securities registered in the name of the Bank (or its nominee) or shown on the Bank's account on the books of the Depository or the Book-Entry System, the Bank shall by book entry or otherwise identify the quantity of those securities belonging to such Portfolio. At least monthly, the Bank shall furnish the Fund with a detailed statement of the Securities and moneys held for each Portfolio under this Agreement.

                  4.4 REGISTRATION OF SECURITIES AND PHYSICAL SEPARATION. All Securities held for a Portfolio which are issued or issuable only in bearer form, except such Securities as are held in the Book-Entry System, shall be held by the Bank in that form; all other Securities held for a Portfolio may be registered in the name of any duly appointed registered nominee of the Bank as the Bank may from time to time determine, or in the name of the Book-Entry System or the Depository or their successor or successors, or their nominee or nominees. When a reference is made in this Agreement to an action to be taken by Bank it is understood by the parties that the action may be taken directly or in the case of book-entry securities, through the appropriate depository. The Fund agrees to furnish to the Bank appropriate instruments to enable the Bank to hold or deliver in proper form for transfer, or to register in the name of its registered nominee or in the name of the Book-Entry System or the Depository, any Securities which it may hold for the account of a Portfolio. The Bank (or its authorized sub-custodians) shall hold all such Securities specifically allocated to a Portfolio which are not held in the Book-Entry System or the Depository in a separate account for such Portfolio in the name of such Portfolio physically segregated at all times from those of any other person or persons.

                  4.5 COLLECTION OF INCOME AND OTHER MATTERS AFFECTING SECURITIES. Unless otherwise instructed to the contrary by Written Instructions, the Bank shall with respect to all Securities held for a Portfolio in accordance with this Agreement:

                           4.5.1 Collect all income due or payable and credit
such income promptly on the contractual settlement date, whether or not actually received, to the account of the

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appropriate Portfolio, except for income from foreign issues (which shall be collected as soon as reasonably practicable and shall be credited when actually received). Income which has not been collected after reasonable effort, within a time agreed upon between the parties, shall be repaid to the Bank pending final collection at such date as may be mutually agreed upon by the Fund and the Bank;

                           4.5.2 Present for payment and collect the amount
payable upon all Securities which may mature or be called, redeemed or retired, or otherwise become payable. The Bank shall make a good faith effort to inform the Fund of any call, redemption or retirement date with respect to Securities which are owned by a Portfolio and held by the Bank or its nominee. Notwithstanding the foregoing, the Bank shall have no responsibility to the Fund or a Portfolio for monitoring or ascertaining of any call, redemption or retirement date with respect to securities which are owned by a Portfolio and held by Bank or its nominee. Nor shall the Bank have any responsibility or liability to the Fund or to a Portfolio for any loss by a Portfolio for any missed payment or other default resulting therefrom with respect to any put security owned by a Portfolio and held by the Bank or its nominee unless the Bank received timely general notification, which shall not be less than 5 business days, from the Fund or the Portfolio specifying the time, place and manner for the presentment of any such put security. The Bank shall not be responsible and assumes no liability to the Fund or a Portfolio for the accuracy or completeness of any notification the Bank shall provide to the Fund or a Portfolio with respect to put securities;

                           4.5.3 Execute any necessary declarations or
certificates of ownership under the Federal income tax laws or the laws or regulations of any other taxing authority now or hereafter in effect; and

                           4.5.4 Hold for the account of each Portfolio all
rights and Securities issued with respect to any Securities held by the Bank hereunder for such Portfolio.

                  4.6 DELIVERY OF SECURITIES AND EVIDENCE OF AUTHORITY. Upon receipt of Written Instructions, or Oral Instructions confirmed by Written Instructions, the Bank shall:

                           4.6.1 Execute and deliver or cause to be executed and
delivered, to such persons as may be designated in such Written Instructions, proxies, consents, authorizations, and any other instruments whereby the authority of the Fund as owner of any Securities may be exercised;

                           4.6.2 Deliver or cause to be delivered any Securities
held for a Portfolio in exchange for other Securities or cash issued or paid in connection with the liquidation, reorganization, refinancing, merger, consolidation or recapitalization of any corporation, or the exercise of any conversion privilege;

                           4.6.3 Deliver or cause to be delivered any Securities
held for a Portfolio to any protective committee, reorganization committee or other person in connection with the

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reorganization, refinancing, merger, consolidation or recapitalization or sale of assets of any corporation, and receive and hold under the terms of this Agreement such certificates of deposit, interim receipts or other instruments or documents as may be issued to it to evidence such delivery;

                           4.6.4 Make or cause to be made such transfers or
exchanges of assets and take such steps as shall be stated in said Written Instructions, to be for the purpose of effectuating any duly authorized plan of liquidation, reorganization, merger, consolidation or recapitalization of the Fund or a Portfolio;

                           4.6.5 Deliver Securities owned by any Portfolio upon
sale of such Securities for the account of such Portfolio pursuant to Section 5;

                           4.6.6 Deliver Securities owned by any Portfolio upon
the receipt of payment in connection with any repurchase agreement related to such Securities entered into by such Portfolio;

                           4.6.7 Deliver Securities owned by any Portfolio to
the issuer thereof or its agent when such Securities are called, redeemed, retired or otherwise become payable; provided, however, that in any such case the cash or other consideration is be delivered to the Bank;

                           4.6.8 Deliver Securities owned by any Portfolio in
connection with any loans of Securities made by such Portfolio but only against receipt of adequate collateral as agreed upon from time to time by the Bank and the Fund, which may be in any form permitted under the 1940 Act or any interpretations thereof issued by the Securities and Exchange Commission or its staff;

                           4.6.9 Deliver Securities owned by any Portfolio for
delivery as security in connection with any borrowings by such Portfolio requiring a pledge of Portfolio assets, but only against receipt of amounts borrowed;

                           4.6.10 Deliver Securities owned by any Portfolio upon
receipt of instructions from such Portfolio for delivery to the Transfer Agent or to the holders of Shares of such Portfolio in connection with distributions in kind, as may be described from time to time in the Fund's Prospectus, in satisfaction of requests by holders of Shares for repurchase or redemption; and

                           4.6.11 Deliver Securities owned by any Portfolio for
any other proper business purpose, but only upon receipt of, in addition to Written Instructions, a certified copy of a resolution of the Board of Trustees signed by an Authorized Person and certified by the Secretary or Assistant Secretary of the Fund, specifying the Securities to be delivered, setting forth the purpose of which such delivery is to be made, declaring such purpose to be a proper

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business purpose, and naming the person or persons to whom delivery of such
Securities shall be made.

                  4.7 ENDORSEMENT AND COLLECTION OF CHECKS, ETC. The Bank is hereby authorized to endorse and collect all checks, drafts or other orders for the payment of money received by the Bank for the account of a Portfolio.

         5.       PURCHASE AND SALE OF INVESTMENTS OF THE PORTFOLIO

                  5.1 Promptly after each purchase of Securities for a Portfolio, the Fund shall deliver to the Bank Written Instructions, or Oral Instructions confirmed by Written Instructions, specifying with respect to each purchase: (1) the name of the Portfolio to which such Securities are to be specifically allocated; (2) the name of the issuer and the title of the Securities; (3) the number of shares or the principal amount purchased and accrued interest, if any; (4) the date of purchase and settlement; (5) the purchase price per unit; (6) the total amount payable upon such purchase; (7) the name of the person from whom or the broker through whom the purchase was made, if any; (8) whether or not such purchase is to be settled through the Book-Entry System or the Depository; and (9) whether the Securities purchased are to be deposited in the Book-Entry System or the Depository. The Bank shall receive all Securities purchased by or for a Portfolio and upon receipt of such Securities shall pay out of the moneys held for the account of such Portfolio the total amount payable upon such purchase, provided that the same conforms to the total amount payable as set forth in such Written Instructions, or Oral Instructions confirmed by Written Instructions.

                  5.2 Promptly after each sale of Securities of a Portfolio, the Fund shall deliver to the Bank Written Instructions, or Oral Instructions confirmed by Written Instructions, specifying with respect to such sale: (1) the name of the Portfolio to which the Securities were sold were specifically allocated; (2) the name of the issuer and the title of the Securities; (3) the number of shares or principal amount sold, and accrued interest, if any; (4) the date of sale; (5) the sale price per unit; (6) the total amount payable to the Portfolio upon such sale; (7) the name of the broker through whom or the person to whom the sale was made; and (8) whether or not such sale is to be settled through the Book-Entry System or the Depository. The Bank shall deliver or cause to be delivered the Securities to the broker or other person designated by the Fund upon receipt of the total amount payable to such Portfolio upon such sale, provided that the same conforms to the total amount payable to such Portfolio as set forth in such Written Instructions, or Oral Instructions confirmed by Written Instructions. Subject to the foregoing, the Bank may accept payment in such form as shall be satisfactory to it, and may deliver Securities and arrange for payment in accordance with the customs prevailing among dealers in Securities.

         6.       PAYMENT OF DIVIDENDS OR DISTRIBUTIONS

                  6.1 The Fund shall furnish to the Bank the resolution of the Board of Trustees of the Fund certified by the Secretary or Assistant Secretary
(i) authorizing the declaration of

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dividends or distribution with respect to a Portfolio on a specified periodic basis and authorizing the Bank to rely on Written Instructions specifying the date of the declaration of such dividend or distribution, the date of payment thereof, the record date as of which shareholders entitled to payment shall be determined, the amount payable per Share to the shareholders of record as of the record date and the total amount payable per share to the shareholders of record as of the record date and the total amount payable to the Transfer Agent on the payment date, or (ii) setting forth the date of declaration of any dividend or distribution by a Portfolio, the date of payment thereof, the record date as of which shareholders entitled to payment shall be determined, the amount payable per share to the shareholders of record as of the record date and the total amount payable to the Transfer Agent on the payment date.

                  6.2 Upon the payment date specified in such resolution or Written Instructions the Bank shall pay out the moneys specifically allocated to and held for the account of the appropriate Portfolio the total amount payable to the Transfer Agent of the Fund.

         7.       SALE AND REDEMPTION OF SHARES OF A PORTFOLIO

                  7.1 Whenever the Fund shall sell or redeem any Shares of a Portfolio, the Fund shall deliver or cause to be delivered to the Bank Written Instructions, or Oral Instructions confirmed by Written Instructions, duly specifying:

                           7.1.1 The name of the Portfolio whose Shares were
sold or redeemed;

                           7.1.2 The number of Shares sold or redeemed, trade
date, and price; and

                           7.1.3 The amount of money to be received or paid by
the Bank for the sale or redemption of such Shares.

                  7.2 Upon receipt of such money from the Transfer Agent, the Bank shall credit such money to the separate account of the Portfolio.

                  7.3 Upon issuance of any Shares of a Portfolio in accordance with the foregoing provisions of this Section 7, the Bank shall pay, out of the moneys specifically allocated and held for the account of such Portfolio, all original issue or other taxes required to be paid in connection with such issuance upon the receipt of Written Instructions, or Oral Instructions confirmed by Written Instructions, specifying the amount to be paid.

                  7.4 Upon receipt from the Transfer Agent of advice setting forth the number of Shares of a Portfolio received by the Transfer Agent for redemption and that such Shares are valid and in good form for redemption, the Bank shall make payment to the Transfer Agent out of the moneys specifically allocated to and held for the account of the Portfolio.

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         8.       INDEBTEDNESS

                  8.1 The Fund will cause to be delivered to the Bank, by any bank (excluding the Bank) from which the Fund borrows money for temporary administrative or emergency purposes using Securities as collateral for such borrowings, a notice or undertaking in the form currently employed by any such bank setting forth the amount which such bank will loan to the Fund against delivery of a stated amount of collateral. The Fund shall promptly deliver to the Bank Written Instructions, or Oral Instructions confirmed by Written Instructions, stating with respect to each such borrowing: (1) the name of the Portfolio for which the borrowing is to be made; (2) the name of the bank; (3) the amount and terms of the borrowing, which may be set forth by incorporating by reference an attached promissory note, duly endorsed by the Fund, or other loan agreement; (4) the time and date, if known, on which the loan is to be entered into (the "borrowing date"); (5) the date on which the loan becomes due and payable; (6) the total amount payable to the Fund for the separate account of the Portfolio on the borrowing date; (7) the market value of Securities to be delivered as collateral for such loan, including the name of the issuer, the title and the number of shares or the principal amount of any particular Securities; (8) whether the Bank is to deliver such collateral through the Book-Entry System or the Depository; and (9) a statement that such loan is in conformance with the 1940 Act and the Fund's Prospectus.

                  8.2 Upon receipt of the Written Instructions, or Oral Instructions confirmed by Written Instructions, referred to above, the Bank shall deliver on the borrowing date the specified collateral and the executed promissory note, if any, against delivery by the lending bank of the total amount of the loan payable, provided that the same conforms to the total amount payable as set forth in the Written Instructions, or Oral Instructions confirmed by Written Instructions. The Bank may at the option of the lending bank keep such collateral in its possession, but such collateral shall be subject to all rights therein given the lending bank by virtue of any promissory note or loan agreement. The Bank shall deliver as additional collateral in the manner directed by the Fund from time to time such Securities specifically allocated to such Portfolio as may be specified in Written Instructions, or Oral Instructions confirmed by Written Instructions, to collateralize further any transaction described in this Section 8. The Fund shall cause all Securities released from collateral status to be returned directly to the Bank, and the Bank shall receive from time to time such return of collateral as may be tendered to it. In the event that the Fund fails to specify in Written Instructions, or Oral Instructions confirmed by Written Instructions, all of the information required by this Section 8, the Bank shall not be under any obligation to deliver any Securities. Collateral returned to the Bank shall be held hereunder as it was prior to being used as collateral.

         9.       PERSONS HAVING ACCESS TO ASSETS OF THE FUND

                  9.1 No Trustee, officer, employee or agent of the Fund, and no officer, director, employee or agent of the Fund's investment advisor, shall have physical access to the assets of any Portfolio held by the Bank or be authorized or permitted to withdraw any investments of any Portfolio, nor shall the Bank deliver any assets of any Portfolio to any such

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person. No officer, director, employee or agent of the Bank who holds any similar position with the Fund or the Fund's investment advisor shall have access to the assets of the Fund.

                  9.2 The individual employees of the Bank initially duly authorized by the Board of Directors of the Bank to have access to the assets of the Fund are listed on Schedule C which is attached and made a part of this Agreement by this reference. The Bank shall advise the Fund of any change in the individuals authorized to have access to the assets of the Fund by written notice to the Fund.

                  9.3 Nothing in this Section 9 shall prohibit any officer, employee or agent of the Fund, or any officer, director, employee or agent of the Fund's investment advisor, from giving Written Instructions, or Oral Instructions confirmed by Written Instructions, to the Bank so long as it does not result in delivery of or access to assets of any Portfolio prohibited by this Section 9.

         10.      CONCERNING THE BANK

                  10.1 STANDARD OF CONDUCT. The Bank shall not be responsible for the title, validity or genuineness of any property or evidence of title thereto received by it or delivered by it pursuant to this Agreement and reasonably believed by it to be valid or genuine and shall be held harmless in acting upon proper instructions, resolutions, any notice, request, consent, certificate or other instrument reasonably believed it to be genuine and to be signed by the proper party or parties and shall be entitled to receive as conclusive proof of any fact or matter required to be ascertained by it hereunder, a certificate signed by the President, a Vice President, the Treasurer, the Secretary or an Assistant Secretary of the Fund. The Bank may receive and accept a resolution as conclusive evidence (a) of the authority of any person to act in accordance with such vote or (b) of any determination or of any action by the Board of Trustees pursuant to the Declaration of Trust as described in such resolution, and such resolution may be considered as in full force and effect until receipt by the Bank of written notice from the Secretary or an Assistant Secretary of the Fund to the contrary.

                  The Bank shall be entitled to rely on and may act upon advice of counsel (who may be counsel for the Fund) on all matters, and shall be without liability for any action reasonably taken or omitted pursuant to such advice. Provided, however, that if such reliance involves a potential material loss to the Fund, the Bank shall advise the Fund in advance and in writing of any such actions to be taken in accordance with such advice of counsel to the Bank.

                  The Bank shall be held to the exercise of reasonable care in carrying out the provisions of this Agreement but shall be liable only for its own negligent or bad faith acts or willful misconduct or failures to act by the Bank and its agents or employees. The Bank shall have no responsibility for reviewing or questioning the acts or records of any prior custodian. The Fund shall indemnify the Bank and hold it harmless from and against all losses, liabilities, demands, claims, actions, expenses, attorneys' fees, and taxes with respect to each Portfolio which the Bank may suffer or incur on account of being Custodian hereunder except to the

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extent that such losses, liabilities, demands, claims, actions, expenses, attorneys fees or taxes arise from the Bank's own negligence or bad faith or willful misconduct or failure to act.

                  If the Fund requires the Bank to take any action with respect to Securities of a Portfolio, which action involves the payment of money or which action may, in the opinion of the Bank, result in the Bank or its nominee assigned to such Portfolio being liable for the payment of money or incurring liability of some other form, the Fund, as a prerequisite to requiring the Bank to take such action, shall, prior to the Bank taking such action, provide indemnity in writing to the Bank in an amount and form satisfactory to it.

                  The Bank shall not be liable for any loss of data or any delay in its performance under this Agreement to the extent such loss or delay is due to causes beyond its control, including but not limited to: acts of God, interruption in, loss of or malfunction in power, significant computer hardware or systems software or telephone communication service; act of civil or military authority, sabotage; war or civil commotion; fire; explosion; or strike (except that the Bank shall at all time be required to maintain minimum critical activities). The Bank shall use its best efforts to minimize any such loss or delay by all practical steps and to replace any lost data promptly. The Bank agrees not to discriminate against the Fund in favor of any other customer of the Bank in making computer time and its personnel available to input and process transactions hereunder when such a loss of data or delay occurs.

                  10.2 LIMIT OF DUTIES. Without limiting the generality of the foregoing, the Bank shall be under no duty or obligation to inquire into and shall not be liable for:

                           10.2.1 The validity of the issue of any Securities
purchased by any Portfolio, the legality of the purchase thereof, the permissibility of the purchase thereof under the Fund's governing documents, or the propriety of the amount paid therefor;

                           10.2.2 The legality of the sale of any Securities by
any Portfolio, the permissibility of such sale under the Fund's governing documents, or the propriety of the amount for which the same are sold;

                           10.2.3 The legality of the issue or the sale of any
Shares of any Portfolio, or the sufficiency of the amount to be received therefor;

                           10.2.4 The legality of the redemption of any Shares
of any Portfolio, or the propriety of the amount to be paid therefor;

                           10.2.5 The legality of the declaration or payment of
any dividend or other distribution of any Portfolio;

                           10.2.6 The legality of any borrowing for temporary or
emergency administrative purposes.

                  10.3 NO LIABILITY UNTIL RECEIPT. The Bank shall not be liable for, or considered to be the custodian of, any money, whether or not represented by any check, draft, or other instrument for the payment of money, received by it on behalf of any Portfolio until the Bank actually receives and collects such money directly or by the final crediting of the account representing the Fund's interest in the Book-Entry System or the Depository.

                  10.4 COLLECTION WHERE PAYMENT REFUSED. The Bank shall not be under any duty or obligation to take action to effect collection of any amount, if the Securities upon which such amount is payable are in default, or if payment is refused after due demand or presentation, unless and until (a) it shall be directed to take such action by Written Instructions, or Oral Instructions confirmed by Written Instructions, and (b) it shall be assured to its satisfaction of reimbursement of its costs and expenses in connection with any such action.

                  10.5 APPOINTMENT OF AGENTS AND SUB-CUSTODIANS. The Bank may appoint one or more banking institutions, including but not limited to banking institutions located in foreign countries, to act as depository or depositories or as sub-custodian or as sub-custodians of Securities and moneys at any time owned by any Portfolio, upon terms and conditions specified in Written Instructions, or Oral Instructions confirmed by Written Instructions. As such depository or sub-custodian shall be approved in advance by the Board of Trustees of the Trust. The Custodians shall remain primarily responsible for the Securities of the Fund held by any one depository or sub-custodian in the same manner as if held directly by the Custodian.

                  10.6 NO DUTY TO ASCERTAIN: AUTHORITY. The Bank shall not be under any duty or obligation to ascertain whether any Securities at any time delivered to or held by it for the Fund and specifically allocated to a Portfolio are such as may properly be held by the Portfolio and specifically allocated to such Portfolio under the provisions of the Declaration of Trust and the Fund's Prospectus.

                  10.7 RELIANCE ON CERTIFICATES AND INSTRUCTIONS. The Bank shall be entitled to rely upon any Written Instructions or Oral Instructions actually received by the Bank pursuant to the applicable Sections of this Agreement and reasonably believed by the Bank to be genuine and to be given by an Authorized Person. The Fund agrees to forward to the Bank Written Instructions from an Authorized Person confirming such Oral Instructions in such manner so that such Written Instructions are received by the Bank, whether by hand delivery, telex, or otherwise, by the close of business on the same day that such Oral Instructions are given to the Bank. The Fund agrees that the fact that such confirming instructions are not received by the Bank shall in no way affect the validity for the transactions or enforceability of the transactions hereby authorized by the Fund. The Fund agrees that the Bank shall incur no liability to the Fund in acting upon Oral Instructions given to the Bank hereunder concerning such transactions provided such instructions reasonably appear to have been received from a duly Authorized Person.

                  10.8 MAINTENANCE AND INSPECTION OF BOOKS AND RECORDS. The Bank will create, maintain, preserve for the specified periods and make available upon request, all records relating to its activities and obligations under this Agreement in such a manner as will meet the obligations of the Fund under the Investment Company Act of 1940, including records required by Rule 31a-1 of the General Rules and Regulations under the 1940 Act and under other applicable federal and state tax laws and any other law or administrative rules or procedures which may be applicable to the Fund. All such records shall be the property of the Fund. The books and records of the Bank regarding the Fund shall be open to inspection and audit at reasonable times by officers and auditors employed by the Fund and by employees of the Securities and Exchange Commission. The Bank shall provide the Fund, upon request, with any report obtained by the Bank on the system of internal accounting control of the Book-Entry System or the Depository and with such reports on its own systems of internal accounting control (including reports by the Bank's independent accountants for distribution generally to customers of the Bank) as the Fund may reasonably request from time to time.

                  10.9 Neither the Bank nor any nominee of the Bank shall vote any of the securities held hereunder by or for the account of the Fund, except in accordance with Written Instructions, or Oral Instructions confirmed by Written Instructions, from the Fund. The Bank shall promptly deliver, or cause to be executed and delivered, to the Fund all notices, proxies and proxy soliciting materials with relation to such Securities (if registered otherwise than in the name of the Fund), but without indicating the manner in which such proxies are to be voted. The Bank shall also promptly deliver to the Fund all other communications it may receive with respect to the Securities held by it hereunder.

                  The Bank shall also transmit promptly to the Fund all written information (including, without limitation, pendency of calls and maturities of securities and expirations of rights in connection therewith and notices of exercise of call and put options written by the Fund and the maturity of futures contracts purchased or sold by the Fund) received by the Bank from issuers of the securities being held for the Fund. With respect to capital changes or reorganizations the Bank shall transmit promptly to the Fund or its advisors all information received from issuers or their agents which requires an action by the Fund or its advisor. If the Fund desires to take action with respect to any tender offer, exchange offer or any other similar transactions, the Fund shall notify the Bank at least three business days prior to the date on which the Bank is to take such action.

         11.      TERM AND TERMINATION

                  11.1 This Agreement shall become effective on the date first set forth above (the "Effective Date") and shall continue in effect thereafter as the parties may mutually agree.

                  11.2 Either of the parties hereto may terminate this Agreement with respect to any Portfolio by giving to the other party a notice in writing specifying the date of such termination, which shall be not less than 90 days after the date of receipt of such notice. In the event such notice is given by the Fund, it shall designate a successor custodian or custodians, which shall be a person qualified to so act under the 1940 Act. In the event such notice is given by the Bank, the Fund shall, on or before the termination date, deliver to the Bank, Written

Instructions, or Oral Instructions confirmed by Written Instructions, designating a successor Custodian or Custodians. In the absence of such designation by the Fund, the Bank may designate a successor Custodian, which shall be a person qualified to so act under the 1940 Act. If the Fund fails to designate a successor Custodian for any Portfolio, the Fund shall upon the date specified in the notice of termination of this Agreement and upon the delivery by the Bank of all Securities (other than Securities held in the Book-Entry Systems which cannot be delivered to the Fund) and moneys then owned by such Portfolio, be deemed to be its own Custodian and the Bank shall thereby be relieved of all duties and responsibilities pursuant to this Agreement, other than the duty with respect to Securities held in the Book-Entry system which cannot be delivered to the Fund.

                  11.3 Upon the date set forth in such notice under Section , this Agreement shall terminate to the extent specified in such notice, and the Bank shall upon receipt of a notice of acceptance by the successor Custodian on that date deliver directly to the successor Custodian all Securities and moneys then held by the Bank and specifically allocated to the Portfolio specified, after deducting all fees, expenses and other amounts mutually agreed to prior to termination by the Bank and the Trust for the payment or reimbursement of which it shall then be entitled with respect to such Portfolio.

         12.      ADDITIONAL SERVICES BY BANK

                  12.1 If allowed by the Prospectus, the Fund's investment adviser may direct that the assets of any Portfolio be invested in deposits in the Bank or its affiliates bearing a reasonable rate of interest.

                  12.2 OTHER BANK SERVICES. Any Authorized Person may direct the Bank to utilize other services or facilities provided by BanCal Tri-State Corp. ("BanCal"), its subsidiaries or affiliates including the Bank. Such services shall include, but not be limited to (1) the placing of orders for the purchase, sale exchange, investment or reinvestment of securities through any brokerage service conducted by, or (2) the purchase of units of any investment company managed or advised by the Bank, BanCal, or their subsidiaries or affiliates and/or for which the Bank, BanCal, or their subsidiaries or affiliates act as custodian or provide investment advice or other services for a fee, including, without limitation, the HighMark Group of Funds. The Fund hereby acknowledges that the Bank, BanCal or their subsidiaries or affiliates will receive fees for such services in addition to the fees payable under this Agreement. Fee Schedules for such additional directed services shall be delivered to the Authorized Person before provision of such services.

         13.      MISCELLANEOUS

                  13.1 Annexed hereto as Schedule C is a certification signed by two of the present officers of the Fund setting forth the names and the signatures of the present Authorized Persons. The Fund agrees to furnish to the Bank a new certification in similar form in the event that any such present Authorized Person ceases to be such an Authorized Person or in the event that other or additional Authorized Persons are elected or appointed. Until such new certification shall be received, the Bank shall be fully protected in acting under the provisions of this Agreement upon signatures of the present Authorized Persons as set forth in the last delivered certification.

                  13.2 Annexed hereto as Appendix B is a certification signed by two of the present officers of the Fund setting forth the names and the signatures of the present officers of the Fund. The Fund agrees to furnish to the Bank a new certification in similar form in the event any such present officer ceases to be an officer of the Fund or in the event that other or additional officers are elected or appointed. Until such new certification shall be received, the Bank shall be fully protected in acting under the provisions of this Agreement upon the signature of the officers set forth in the last delivered certification.

                  13.3 Any notice or other instrument in writing, authorized or required by this Agreement to be given to the Bank, shall be sufficiently given if addressed to the Bank and mailed or delivered to it at its offices at:

                           The Bank of California, N.A.
                           Mutual Fund Services Dept., Fund Group
                           475 Sansome Street, 11th Floor
                           San Francisco, California  94111

or such other place as the Bank may from time to time designate in writing.

         13.4 Any notice or other instrument in writing, authorized or required by this Agreement to be given to the Fund, shall be sufficiently given if addressed to the Fund and mailed or delivered to it at its offices at:

                           The Parkstone Advantage Fund
                           700 Harrison Street
                           Topeka, Kansas  66636
                           Attn:  Amy J. Lee, Vice President

or at such other place as the Trust may from time to time designate in writing.

         13.5 This Agreement may not be amended or modified in any manner except by a written agreement executed by both parties with the same formality as this Agreement, and as may be permitted or required by the 1940 Act.

         13.6 This Agreement shall extend to and shall be binding upon the parties hereto, and their respective successors and assigns; provided, however, that this Agreement shall not be assignable by the Fund without the written consent of the Bank, or by the Bank without the written consent of the Fund authorized or approved by a resolution of the Board of Trustees of the Fund, and any attempted assignment without such written consent shall be null and void.

         13.7 This Agreement shall be construed in accordance with the laws of the State of California (with regard to principles of conflicts of law).

         13.8 It is expressly agreed to that the obligations of the Fund hereunder shall not be binding upon any of the Trustees, shareholders, nominees, officers, agents, or employees of the Fund personally, but bind only the property of the Fund, as provided in the Declaration of Trust of the Fund. The execution and delivery of this Agreement have been authorized by the Trustees of the Fund and signed by an authorized officer of the Fund, acting as such, and neither such authorization by such Trustees nor such execution and delivery by such officer shall be deemed to have been made by any of them individually or to impose any liability on any of the them personally, but shall bind only the Fund property of the Fund as provided in its Declaration of Trust.

         13.9 The captions of the Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect.

         13.10 This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but such counterparts shall, together, constitute only one instrument.

         13.11 The Bank represents and warrants to the Fund that it is a national banking association duly organized and existing and in good standing under the laws of the United States; it is duly qualified to carry on its business in the State of California; it is empowered under applicable laws and by its charter and by-laws to enter into and perform this Agreement; all requisite corporate proceedings have been taken to authorize it to enter into and perform this Agreement; all requisite corporate proceedings have been taken to authorize it to enter into and perform this Agreement; and it is duly authorized to act as a custodian under the 1940 Act.

         The Fund represents and warrants to the Bank that it is a business trust duly organized and existing and in good standing under the laws of the State of Massachusetts; it is empowered under applicable laws and by its Declaration of Trust and Code of Regulations to enter into and perform this Agreement; all proceedings required by said Declaration of Trust and Code of Regulations have been taken to authorize it to enter into and perform this Agreement; and it is an open-end, diversified investment company registered under the Investment Company Act of 1940.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunder duly authorized as of the day and year first above written.

                                           THE PARKSTONE ADVANTAGE FUND

                                           By:      /s/ James R. Schmank
                                               ---------------------------------
                                           Its:     Secretary/Treasurer
                                               ---------------------------------
                                           Date:    8-16-93
                                                 -------------------------------

                                           THE BANK OF CALIFORNIA, N.A.

                                           By:      /s/ Mary Fowler
                                               ---------------------------------
                                                    Mary Fowler, Vice President

                                           Date:    8/16/93
                                                 -------------------------------

                             SCHEDULE A - PORTFOLIOS

         The Prime Obligations Fund

         The Equity Fund

         The Small Capitalization Fund

         The Bond Fund

                                           THE PARKSTONE ADVANTAGE FUND

                                           By:      /s/ James R. Schmank
                                               ---------------------------------
                                           Its:     Secretary/Treasurer
                                               ---------------------------------
                                           Date:    8-16-93
                                                 -------------------------------

                                           THE BANK OF CALIFORNIA, N.A.

                                           By:      /s/ Mary Fowler
                                               ---------------------------------
                                                    Mary Fowler, Vice President

                                           Date:    8/16/93
                                                 -------------------------------

                                   SCHEDULE B

                              MUTUAL FUND SERVICES
                                SCHEDULE OF FEES

                                     CUSTODY

         Each Portfolio of the Fund will pay an annual fee based on the average daily net assets of that Portfolio as calculated and provided to Bank of California by Security Management Company. These annual fee schedules are:

                       0.000135 of the net asset value of
                         the funds listed on Schedule A

         * To avoid duplicative fees, the net assets will be reduced by the value of any Short Term Government shares held in the Portfolio.

                                           THE PARKSTONE ADVANTAGE FUND

                                           By:      /s/ James R. Schmank
                                               ---------------------------------
                                           Its:     Secretary/Treasurer
                                               ---------------------------------
                                           Date:    8-16-93
                                                 -------------------------------

                                           THE BANK OF CALIFORNIA, N.A.

                                           By:      /s/ Mary Fowler
                                               ---------------------------------
                                                    Mary Fowler, Vice President

                                           Date:    8/16/93
                                                 -------------------------------

                                   SCHEDULE C

                               AUTHORIZED PERSONS

Part I - Access Persons of Bank

                  Mark Peterson
                  Mary Fowler
                  Moon Shil Lee
                  Charles Casillas
                  Cari Umekubo

Part II - Authorized Persons of the Fund

Any of the officers named below, and

Larry J. Bruning         Richard A. Wolf          Todd C. Bell
James R. Schmank         Mark R. Kummerer         Steve Wisneski
Amy J. Lee               Laura A. Willey          Nancy Lacko
Brenda Luthi             Gregory Prose            Richard L. Sutterfield
Mary McGinnis            Bruce Bartlett           Sheila Hickey
Tammi Brownfield         Roger H. Stamper         Mark Tourangeau


Part III - Officers

President:                                        Larry J. Bruning
Secretary and Treasurer:                          James R. Schmank
Vice President and Assistant Secretary:           Amy J. Lee
Vice President and Assistant Treasurer:           Brenda Luthi





                                           THE PARKSTONE ADVANTAGE FUND

                                           By:      /s/ James R. Schmank
                                               ---------------------------------
                                           Title:   Secretary/Treasurer
                                                 -------------------------------
                                           Date:    8-16-93
                                                 -------------------------------

                                           THE BANK OF CALIFORNIA, N.A.

                                           By:      /s/ Mary Fowler
                                               ---------------------------------
                                                    Mary Fowler, Vice President

                                           Date:    8/16/93
                                                 -------------------------------

                                    ADDENDUM

         This is an addendum to that contract dated August 16, 1993 between The Bank of California, N.A., and The Parkstone Advantage Fund ("Fund") (a copy of which is attached hereto) for the purposes of addressing securities lending activities.

         1. If any Portfolio is permitted as disclosed in its current Prospectus or Statement of Additional Information to lend Securities specifically allocated to that Portfolio, within 24 hours after each loan of Securities, the Fund shall deliver to the Bank Written Instructions, or Oral Instructions confirmed by Written Instructions, specifying with respect to each such loan; (1) the Portfolio to which the loaned Securities are specifically allocated; (2) the name of the issuer and title of the Securities; (3) the number of shares or the principal amount loaned; (4) the date of loan and delivery; (5) the total amount to be delivered to the Bank, and specifically allocated to such Portfolio against the loan of the Securities, including the amount of cash collateral and the premium, if any, separately identified; (6) the name of the broker-dealer or financial institution to which the loan was made; and (7) whether the Securities loaned are to be delivered through the Book-Entry System or the Depository.

         2. Promptly after each termination of a loan of Securities specifically allocated to a Portfolio, the Fund shall deliver to the Bank Written Instructions, or Oral Instructions confirmed by Written Instructions, specifying with respect to each such loan termination and return of Securities: (1) the name of the Portfolio to which such loaned Securities are specifically allocated; (2) the name of the issuer and the title of the Securities to be returned; (3) the number of shares or the principal amount to be returned; (4) the date of termination; (5) a specific identification of the Securities held as collateral on the total amount to be delivered by the Bank including the total amount to be delivered by the Bank including the cash collateral; (6) the name of the broker-dealer or financial institution from which the Securities will be returned; (7) whether such return is to be effected through the Book Entry System or the Depository; and (8) the name of the broker-dealer or financial institution to which the cash or Securities collateral is to be returned. The Bank shall receive all Securities returned from the broker-dealer or financial institution to which such Securities were loaned and upon receipt thereof shall pay, out of the money specifically allocated to such Portfolio, the total amount payable upon such return of Securities as set forth in the Written Instruction. Securities returned to the Bank shall be held as they were prior to such loan.

                                           THE PARKSTONE ADVANTAGE FUND

                                           By:      /s/ James R. Schmank
                                               ---------------------------------
                                           Title:   Secretary/Treasurer
                                                  ------------------------------
                                           Date:    8-16-93
                                                --------------------------------

                                           THE BANK OF CALIFORNIA, N.A.

                                           By:      /s/ Mary Fowler
                                               ---------------------------------
                                                    Mary Fowler, Vice President

                                           Date:    8/16/93
                                                --------------------------------